Exhibit 99.1

Trinseo Announces Sale of Synthetic Rubber Business to Synthos S.A. for $491 Million

BERWYN, Pa. May 21, 2021 -- Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics, latex binders and synthetic rubber, announced today it has entered into a definitive agreement to sell its synthetic rubber business based in Schkopau, Germany (“Synthetic Rubber” or the “Business”) to Synthos S.A. and its affiliates (collectively “Synthos”) for an enterprise value of approximately $491 million, comprised of $449.4 million of cash and the assumption of approximately $41.6 million of pension liabilities. The expected net cash proceeds are approximately $400 million after transaction-related costs and taxes.

The transaction, which is subject to customary closing conditions and regulatory approvals, is expected to close in 2022. The Business includes approximately 440 employees, mostly located in Schkopau, Germany, who are expected to join Synthos once the transaction closes. The transaction also includes the transfer of the associated Schkopau-based manufacturing and research and development facilities, as well as related intellectual property.

“In pursuing our transformation strategy toward becoming a higher margin and less cyclical specialty materials and sustainable solutions provider, we believe our best path is to focus on growth in Engineered Materials and CASE applications,” said Frank Bozich, Trinseo President and Chief Executive Officer. “Following the acquisition of Arkema’s PMMA business, the divestiture of Synthetic Rubber provides Trinseo with a stronger balance sheet and greater flexibility to pursue organic and acquisition growth opportunities.”

Bozich continued, “Synthos is well-positioned to leverage the numerous growth opportunities associated with Synthetic Rubber and its strategic commitment to the synthetic rubber industry makes it an ideal owner.”

Deutsche Bank served as exclusive financial advisor and Clifford Chance served as legal advisor to Trinseo on the transaction.

About Trinseo

Trinseo (NYSE:TSE) is a global materials solutions provider and manufacturer of plastics, latex binders and synthetic rubber with a focus on delivering innovative, sustainable, and value-creating products that are intrinsic to our daily lives. Trinseo is dedicated to making a positive impact on society by partnering with like-minded stakeholders, and supporting the sustainability goals of our customers in a wide range of end-markets including automotive, consumer electronics, appliances, medical devices, packaging, footwear, carpet, paper and board, building and construction, and tires. Trinseo had approximately $3.0 billion in net sales in 2020. With the May 2021 acquisition of the PMMA business, the Company has 24 manufacturing sites around the world, and approximately 3,500 employees. For more information, please visit: www.trinseo.com.

Cautionary Note on Forward-Looking Statements

This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like "expect," "anticipate," "intend," "forecast," "outlook," "will," "may," "might," "see," "tend," "assume," "potential," "likely," "target," "plan," "contemplate," "seek," "attempt," "should," "could," "would" or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding the proposed sale of our Synthetic Rubber business, including our ability to meet customary closing conditions and obtain regulatory approvals, the timing of closing, expected benefits of the proposed sale, the number of employees affected and impact of the proposed sale on our business and financial results; and our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause such a difference include, but are not limited to, the timing of or failure to successfully meet the conditions to closing for the sale of our Synthetic Rubber business or obtain necessary regulatory approvals, our ability to achieve the intended benefits of the proposed sale, the expected costs of the transaction and the success of business transition; and those factors discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.